UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

Metabasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 15, 2008, Metabasis Therapeutics, Inc. (“Metabasis”) entered into an Amendment (the “Amendment”) to the Common Stock Purchase Agreement (the “Purchase Agreement”), dated November 2, 2006, with Kingsbridge Capital Limited (“Kingsbridge”).  Pursuant to the Amendment, among other things:  (i)  the minimum acceptable volume weighted average price for determining the purchase price at which Metabasis’ common stock may be sold in any pricing period will be the greater of $1.75 or 90% of the closing price of Metabasis’ common stock on the day prior to the commencement of the pricing period; (ii) the maximum dollar amount of shares that Metabasis may require Kingsbridge to purchase in any such pricing period is equal to the lesser of $10 million or a specified percentage of Metabasis’ market capitalization at the time of a draw down under the Purchase Agreement, equal to (1) 1.5% if Metabasis’ market capitalization is equal to or exceeds $175 million, (2) 1.25% if Metabasis’ market capitalization is equal to or exceeds $100 million but is less than $175 million, or (3) 1% if Metabasis’ market capitalization is equal to or exceeds $53 million but is less than $100 million; and (iii) Kingsbridge no longer has the right to shorten the term of the Purchase Agreement from 36 months to 24 months in the event Metabasis fails to make cumulative draw downs of at least $1.25 million during any consecutive twelve month period following the first anniversary of the Purchase Agreement.

In connection with the Amendment, on February 15, 2008, Metabasis amended and restated the warrant to purchase 260,000 shares of Metabasis’ common stock originally issued to Kingsbridge on November 2, 2006, in connection with the Purchase Agreement.  Among other things, the amended and restated warrant (the “Amended and Restated Warrant”) decreased the exercise price of the originally issued warrant from $9.26 to $4.63 per share.

Metabasis relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 thereunder, in connection with the Amendment and the Amended and Restated Warrant.

The foregoing descriptions of the Amendment and the Amended and Restated Warrant are qualified in their entirety by reference to the Amendment and the Amended and Restated Warrant, each of which is filed as an exhibit to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Amendment and the Amended and Restated Warrant is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Amended and Restated Warrant, dated February 15, 2008, issued by Metabasis Therapeutics, Inc. to Kingsbridge Capital Limited.

10.1	Amendment to Common Stock Purchase Agreement, dated February 15, 2008, by and between Metabasis Therapeutics, Inc. and Kingsbridge Capital Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ John W. Beck
John W. Beck
Senior Vice President of Finance, Chief Financial Officer and Treasurer

Date: February 15, 2008

INDEX TO EXHIBITS

Number	Description

4.1	Amended and Restated Warrant, dated February 15, 2008, issued by Metabasis Therapeutics, Inc. to Kingsbridge Capital Limited.

10.1	Amendment to Common Stock Purchase Agreement, dated February 15, 2008, by and between Metabasis Therapeutics, Inc. and Kingsbridge Capital Limited.